Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

Cosi, Inc.
Deerfield, Illinois


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 13, 2006, relating to the consolidated financial statements and the effectiveness of Cosi, Inc.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the years ended January 2, 2006 and January 3, 2005.


We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                            /s/ BDO Seidman, LLP

BDO Seidman, LLP
Chicago, Illinois


June 13, 2006